UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 19, 2010

PERFORMANCE TECHNOLOGIES, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	02-27460 (Commission File Number)	16-1158413 (IRS Employer Identification No.)

205 Indigo Creek Drive Rochester, New York		14626
(Address of principal executive offices)		(Zip Code)

(585) 256-0200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On August 19, 2010, the Board of Directors of Performance Technologies, Incorporated (“the “Registrant” or “Company”) approved a resolution to amend the Registrant’s Stockholder Rights Plan (“the Rights Plan”) between the Registrant and American Stock Transfer & Trust Company, LLC, as rights agent,  to extend the final expiration date of the Rights Plan by two years.  This Amendment (Amendment No. 1) has been executed by both the Company and American Stock Transfer & Trust Company, LLC.  The Rights Plan, as amended, will now expire on November 1, 2012.

The Rights Plan, as amended, is intended to deter coercive or abusive tender offers and market accumulations, and is designed to encourage a potential acquirer to negotiate with the Company’s Board of Directors and to enhance the Board of Directors’ ability to act in the best interests of all of the Registrant’s stockholders.

The Rights Plan was adopted by the Company’s Board of Directors on October 27, 2000.  Under this plan, one preferred stock Purchase Right was distributed as a dividend for each share of common stock held by the stockholders of record as of the close of business on November 8, 2000.  Until the occurrence of certain events, the Rights are traded as a unit with the common stock.  Each Right will separate and entitle stockholders to buy stock upon the occurrence of certain events generally related to the change of control of the Company as defined in the Plan.  The Rights become exercisable ten days after either (1) an “Acquiring Person” acquires or commences a tender offer to acquire 15% or more of the Company’s common stock, or (2) an “Adverse Person” has acquired 10% or more of the Company’s common stock and the Board of Directors determines this person is likely to cause pressure on the Company to enter into a transaction that is not in the Company’s best long-term interest.  All Rights not held by an Acquiring Person or an Adverse Person become rights to purchase from the Company one one-thousandth of one share of preferred stock at an initial exercise price of $110 per Right.  Each Right entitles the holder of that Right to purchase the equivalent of $220 worth of the Company’s common stock for $110.  If after such an event the Company merges, consolidates or engages in a similar transaction in which it does not survive, each holder has a “flip over” right to buy discounted stock in the surviving entity.  The Company may redeem the Rights for $.001 each. The Rights Plan, as amended, expires on November 1, 2012 and can be modified or terminated, at the option of the Board of Directors.

The foregoing description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which was filed with the Securities and Exchange Commission on Form 8-A12G on November 8, 2000.

A copy of Amendment No. 1 to the Rights Agreement is attached hereto as Exhibit 4.1.

Item 3.03          Material Modification to Rights of Security Holders

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 9.01          Financial Statements and Exhibits

(c)        Exhibits

4.1        Amendment No. 1 to Rights Agreement dated as of November 1, 2000 between Performance Technologies, Incorporated and American Stock Transfer & Trust Company, LLC

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

August 25, 2010	By	/s/ John M. Slusser
John M. Slusser President and Chief Executive Officer

August 25, 2010	By	/s/ Dorrance W. Lamb
Dorrance W. Lamb Senior Vice President and Chief Financial Officer

Exhibit 4.1

AMENDMENT NO. 1

TO

RIGHTS AGREEMENT

DATED AS OF NOVEMBER 1, 2000

BETWEEN

PERFORMANCE TECHNOLOGIES, INCORPORATED

AND

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

THIS AMENDMENT NO. 1 (the “Amendment”) is made as of this 19th day of August, 2010, by and between Performance Technologies, Incorporated, a Delaware corporation having an office at 205 Indigo Creek Drive, Rochester, New York 14626 (the “Company”) and American Stock Transfer & Trust Company, LLC, a New York Limited Liability Company, having an office at 6201 15th Avenue, Brooklyn, New York 11219 (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent entered into that certain Rights Agreement as of the 1st day of November, 2000 (the “Agreement”) which Agreement will expire by its terms on November 1, 2010.

WHEREAS, the Company desires to extend the term of the Agreement for an additional two (2) years under the same terms and conditions contained in the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in the Agreement and this Amendment, the parties agree that the definition of Final Expiration Date set forth in Section 1 of the Agreement is hereby amended to read as follows:

(v)        “Final Expiration Date” shall mean November 1, 2012.

The remaining provisions of the Agreement, not modified by this Amendment, remain in full force and effect.

            IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first set forth above.

PERFORMANCE TECHNOLOGIES, INCORPORATED
By	/s/ John M. Slusser
John M. Slusser President and Chief Executive Officer

American Stock Transfer & Trust Company, LLC
By	/s/ Herbert Lemmer
Herbert Lemmer Counsel